F.N.B. Corporation Reports First Quarter 2016 Results

PITTSBURGH, April 22, 2016 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) reported results for the first quarter of 2016. Net income available to common stockholders for the first quarter of 2016 totaled $24.1 million, or $0.12 per diluted common share, including $0.09 per diluted common share in merger-related costs. Comparatively, fourth quarter of 2015 net income available to common stockholders totaled $37.1 million, or $0.21 per diluted common share, and first quarter of 2015 net income available to common stockholders totaled $38.3 million, or $0.22 per diluted common share. Operating results are presented in the tables below.

Vincent J. Delie, Jr., President and Chief Executive Officer, commented, "We are pleased with this quarter's results, including the successful integration of Metro Bancorp which was the largest acquisition in our history and positions FNB with another top market share in Central Pennsylvania. We achieved record revenue of $186 million and record operating net income of $40.8 million. Our employees delivered strong results through new client acquisition and successful cross-selling as evidenced by continued organic growth in loans and low-cost deposits, as well as strong growth in fee-income from mortgage banking, wealth management, insurance and capital markets."

Quarterly Results Summary	1Q16	4Q15	1Q15
Reported Results
Net income available to common stockholders ($ in millions)	$24.1	$37.1	$38.3
Net income per diluted common share	$0.12	$0.21	$0.22

Operating Results (Non-GAAP)
Operating net income available to common stockholders ($ in millions)	$40.8	$38.1	$38.3
Operating net income per diluted common share	$0.21	$0.22	$0.22

Average Diluted Shares Outstanding (in 000's)	194,878	176,907	175,826

First Quarter 2016 Highlights
(All comparisons to the fourth quarter of 2015, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances acquired via an acquisition.)

Results include the impact from the acquisition of Metro Bancorp, Inc. (METR) on February 13, 2016.

  Organic growth in total average loans was $246 million, or 8.2% annualized, with average commercial loan growth of $190 million, or 11.3% annualized, and average consumer loan growth of $58 million, or 4.5% annualized.
  On an organic basis, average total deposits and customer repurchase agreements grew $201 million, or 6.2% annualized.  Average transaction deposits and customer repurchase agreements grew organically $207 million, or 7.9% annualized.
  The net interest margin increased two basis points to 3.40%, compared to 3.38% in the prior quarter.
  The efficiency ratio was 56.4%, compared to 56.3% in the prior quarter and 56.6% in the year-ago quarter.
  Credit quality results reflect slightly increased non-performing loan levels and generally consistent total delinquency levels. For the originated portfolio, non-performing loans and other real estate owned (OREO) were impacted by $13 million in Metro OREO transfers, the majority of which are bank-owned facilities and one energy-related commercial relationship. Non-performing loans and OREO to total loans and OREO was 1.18%, compared to 0.99% in the prior quarter and total originated delinquency remained stable at 0.93% at March 31, 2016.  Net originated charge-offs were 0.21% annualized of total average originated loans, compared to 0.25% annualized in the fourth quarter of 2015, and 0.24% annualized in the year-ago quarter.
  The tangible common equity to tangible assets ratio was 6.93% at March 31, 2016, compared to 6.71% at December 31, 2015. The tangible book value per share decreased $0.02 to $6.36 at March 31, 2016.

First Quarter 2016 Results – Comparison to Prior Quarter
(All comparisons refer to the fourth quarter of 2015, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances acquired via acquisitions.)

Results include the impact from the acquisition of Metro Bancorp, Inc. (METR) on February 13, 2016, and Bank of America branches (BofA) on September 19, 2015.

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent (FTE) basis totaled $142.8 million, increasing $13.4 million or 10.3%. The reported net interest margin increased slightly to 3.40%, compared to 3.38%. Average earning assets grew $1.7 billion, or 10.9%, mostly due to the benefit of Metro balances and continued strong organic loan growth.

Average loans totaled $13.2 billion and increased $1.2 billion, or 10.2%, reflecting the acquired METR average loan balances and organic average loan growth of $246 million, or 8.2% annualized. Organic total average commercial loan growth totaled $190 million or 11.3% annualized, with a majority of the contributions coming from Pittsburgh, Baltimore and Cleveland. Average organic consumer loan growth was $58 million, or 4.5% annualized.

Total average deposits and customer repurchase agreements totaled $14.5 billion and increased $1.4 billion, or 10.9%, including average organic growth of $201 million or 6.2% annualized. Organic growth in low-cost transaction deposit accounts and customer repurchase agreements was $207 million, or 7.9% annualized.

Non-Interest Income
Non-interest income totaled $46.0 million, increasing $2.9 million, or 6.8%. The first quarter of 2016 included a $2.4 million gain on redemption of trust preferred securities. The increase in total non-interest income was driven by positive results in insurance and wealth management, with solid contributions from mortgage banking and capital markets. Total non-interest income was 24% of total revenue.

Non-Interest Expense
Non-interest expense totaled $136.6 million, increasing $35.4 million, or 35.0%, and included merger and severance costs of $24.9 million, compared to $1.4 million of merger and severance costs in the prior quarter. The first quarter of 2016 included a $2.6 million impairment charge on investments in low income housing tax credit projects from previous acquisitions. Absent these merger-related costs, non-interest expense would have increased $9.2 million, or 9.2%, primarily attributable to the additional costs related to the expanded operations from METR. The efficiency ratio remained stable at 56.4%, compared to 56.3%.

Credit Quality
Credit quality results reflect slightly increased non-performing loan levels and generally consistent total delinquency levels. The increase in non-performing loans and OREO reflects $13 million in Metro OREO transfers, the majority of which are bank-owned facilities and one energy-related commercial relationship. The ratio of non-performing loans and OREO to total loans and OREO increased 4 basis points to 0.95%, and for the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO increased 19 basis points to 1.18%, largely driven by a single commercial relationship in the energy sector and Metro OREO transfers. Total originated delinquency, defined as total past due and non-accrual originated loans as a percentage of total originated loans was 0.93% at March 31, 2016 and December 31, 2015.

Net charge-offs totaled $6.0 million, or 0.18% annualized of total average loans, compared to $6.8 million, or 0.23% annualized. For the originated portfolio, net charge-offs were $5.9 million, or 0.21% annualized of total average originated loans, compared to $6.7 million or 0.25% annualized. The ratio of the allowance for loan losses to total originated loans was 1.26% at March 31, 2016, compared to 1.23% at December 31, 2015. The provision for loan losses totaled $11.8 million, compared to $12.7 million in the prior quarter.

First Quarter 2016 Results – Comparison to Prior-Year Quarter
(All comparisons refer to the first quarter of 2015, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances acquired via acquisitions.)

Results include the impact from the acquisition of Metro Bancorp, Inc. (METR) on February 13, 2016, and the acquisition of five Bank of America branches (BofA) on September 19, 2015.

Net Interest Income/Loans/Deposits
Net interest income on a FTE basis totaled $142.8 million, increasing $19.1 million, or 15.5%, reflecting average earning asset growth of $2.6 billion, or 17.8%. The reported net interest margin was 3.40%, compared to 3.48%, due to the extended low interest rate environment and competitive landscape for earning assets.

Average loans totaled $13.2 billion and increased $2.0 billion, or 17.4%. Organic growth in total average loans equaled $976 million, or 8.6%. Organic growth in average commercial loans totaled $627 million, or 9.9%, and organic growth in average consumer loans was $348 million or 7.1%. Total organic commercial loan growth was led by the increased production levels from the metropolitan markets of Pittsburgh, Baltimore and Cleveland. Total average consumer loan growth was primarily due to broad-based organic growth in the residential, indirect and home equity-related loan portfolios.

Average deposits and customer repurchase agreements totaled $14.5 billion and increased $2.1 billion, or 17.2%, supported by the acquired METR and BofA balances and included average organic growth of $760 million or 6.1%. On an organic basis, average total transaction deposits and customer repurchase agreements increased $879 million or 9.0%. Total loans as a percentage of deposits and customer repurchase agreements was 90.3% at March 31, 2016.

Non-Interest Income
Non-interest income totaled $46.0 million, increasing $7.9 million or 20.6%. Non-interest income reflects the benefit of METR and BofA acquisitions, with continued positive organic growth results in service charges and wealth management, as well as solid contributions from mortgage banking and capital markets.

Non-Interest Expense
Non-interest expense totaled $136.6 million, increasing $42.0 million, or 44.4%. The first quarter of 2016 included merger costs of $24.9 million and a $2.6 million impairment charge on acquired other assets. Absent these items, total non-interest expense increased $14.5 million, or 15.3% compared to the first quarter of 2015, with the increase primarily attributable to the expanded operations of BofA and METR. The efficiency ratio was 56.4%, improved slightly from 56.6% in the first quarter of 2015.

Credit Quality
Credit quality results reflect slightly increased non-performing loan levels and generally consistent total delinquency levels. For the originated portfolio, non-performing loans and OREO to total loans and OREO was 1.18%, compared to 1.08%, and total originated delinquency increased seven basis points to 0.93% at March 31, 2016. The increase in non-performing loans and OREO levels was largely driven by a single commercial relationship in the energy sector and Metro OREO transfers.

Net charge-offs for the first quarter totaled $6.0 million, or 0.18% annualized of total average loans, compared to 0.20% annualized, in the prior-year quarter. Net originated charge-offs were 0.21% annualized of total average originated loans, compared to 0.24% annualized in the first quarter of 2015. For the originated portfolio, the allowance for loan losses to total originated loans was 1.26%, compared to 1.22% at March 31, 2015, reflecting additional reserves related to the energy and metals-related credits. The ratio of the allowance for loan losses to total loans decreased 9 basis points to 1.04%, with the movement due to additional loan balances from the METR acquisition without a corresponding allowance for loan losses in accordance with accounting for business combinations. The provision for loan losses was $11.8 million compared to $8.1 million in the prior-year quarter. The increase is attributable to strong originated loan growth and limited credit migration in the energy and metals sectors.

Capital Position
The tangible common equity to tangible assets ratio (non-GAAP measure) was 6.93%, compared to 6.71% at December 31, 2015. The tangible book value per common share (non-GAAP measure) decreased to $6.36, from $6.38 at December 31, 2015. The common dividend payout ratio for the first quarter of 2016 was 104.86%.

Conference Call
F.N.B. Corporation will host a conference call to discuss financial results for the first quarter of 2016 on Friday, April 22, 2016, at 10:30 a.m. Eastern Time. Participating callers may access the call by dialing (866) 652-5200 or (412) 317-6060 for international callers. Participants should ask to be joined into the F.N.B. Corporation call. The Webcast and presentation materials may be accessed through the "About Us - Investor Relations & Shareholder Services" section of the Corporation's Web site at www.fnbcorporation.com.

A replay of the call will be available shortly after the completion of the call until midnight ET on Friday, April 29, 2016. The replay can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the conference replay access code is 10082208. Following the call, a transcript and the related presentation materials will be posted to the "About Us - Investor Relations & Shareholder Services" section of F.N.B. Corporation's web site at www.fnbcorporation.com.

About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in six states, including three major metropolitan areas. It holds a top retail deposit market share in Pittsburgh, PA, Baltimore, MD, and Cleveland, OH. F.N.B. has total assets of over $20 billion and more than 300 banking offices throughout Pennsylvania, Maryland, Ohio and West Virginia. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network, which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.'s wealth management services include asset management, private banking and insurance. F.N.B. also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

Non-GAAP Financial Measures
F.N.B. Corporation uses certain non-GAAP financial measures, such as operating net income available to common shareholders, operating diluted earnings per common share, net interest income on a fully taxable equivalent basis (FTE), core net interest margin, tangible book value per common share and the ratio of tangible common equity to tangible assets, to provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and to facilitate comparisons with the performance of F.N.B. Corporation's peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP. Reconciliations of certain non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures are included in the tables at the end of this release under the caption "Non-GAAP Financial Measures."

Cautionary Statement Regarding Forward-looking Information
We make statements in this press release and the related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

  Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
    Changes in interest rates and valuations in debt, equity and other financial markets.
    Disruptions in the liquidity and other functioning of U.S. and global financial markets.
    The impact of federal regulatory agencies that have oversight or review of F.N.B. Corporation's business and securities activities, including the bank regulatory examination and supervisory process.
    Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
    Slowing or reversal of the rate of growth in the economy and employment levels and other economic factors that affect our liquidity and the performance of our loan portfolio, particularly in the markets in which we operate.
    Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.
  Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain employees. These developments could include:
    Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles. We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.
    Results of the regulatory examination and supervisory process.
    Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act, Volcker rule, Dodd-Frank stress testing rules (DFAST) and Basel III initiatives.
    Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and our operational or security systems or infrastructure, or those of third-party vendors or other service providers, and rapid technological developments and changes.
  Business and operating results are affected by judgments and assumptions in our analytical and forecasting models, our reliance on the advice of experienced outside advisors and our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.
  As demonstrated by our acquisitions, we grow our business in part by acquiring, from time to time, other financial services companies, financial services assets and related deposits. These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost or difficulties involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios; the extent of deposit attrition; and the potential dilutive effect to our current shareholders.
  Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.  Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance, and the competitive and regulatory landscape. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities, cyber-attacks or international hostilities through their impacts on the economy and financial markets.

We provide greater detail regarding these and other factors in our 2015 Form 10-K, including the Risk Factors section of that report, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				Percent Variance
				1Q16 -	1Q16 -
Statement of earnings	1Q16	4Q15	1Q15	4Q15	1Q15
Interest income	$155,754	$140,781	$133,369	10.6	16.8
Interest expense	15,400	13,448	11,448	14.5	34.5
Net interest income	140,354	127,333	121,921	10.2	15.1
Taxable equivalent adjustment	2,463	2,097	1,783	17.4	38.1
Net interest income (FTE) (1)	142,817	129,430	123,704	10.3	15.5
Provision for credit losses	11,768	12,664	8,136	-7.1	44.6
Net interest income after provision (FTE)	131,049	116,766	115,568	12.2	13.4

Service charges	21,276	18,739	15,817	13.5	34.5
Trust income	5,282	5,131	5,161	2.9	2.3
Insurance commissions and fees	4,921	3,919	4,369	25.6	12.6
Securities commissions and fees	3,374	3,684	3,057	-8.4	10.4
Mortgage banking operations	1,595	1,880	1,799	-15.1	-11.3
Net securities gains (losses)	71	503	(9)	n/m	n/m
Other	9,525	9,261	7,988	2.8	19.2
Total non-interest income	46,044	43,117	38,182	6.8	20.6

Salaries and employee benefits	56,425	50,509	49,269	11.7	14.5
Occupancy and equipment	17,822	16,551	16,624	7.7	7.2
FDIC insurance	3,968	3,258	3,689	21.8	7.6
Amortization of intangibles	2,649	2,157	2,115	22.8	25.2
Other real estate owned	1,409	849	909	65.8	55.0
Merger, acquisition and severance-related	24,940	1,350	0	n/m	n/m
Other	29,435	26,572	22,049	10.8	33.5
Total non-interest expense	136,648	101,246	94,655	35.0	44.4

Income before income taxes	40,445	58,637	59,095	-31.0	-31.6
Taxable equivalent adjustment	2,463	2,097	1,783	17.4	38.1
Income taxes	11,850	17,418	16,969	-32.0	-30.2
Net income	26,132	39,122	40,343	-33.2	-35.2
Preferred stock dividends	2,010	2,011	2,010
Net income available to common stockholders	$24,122	$37,111	$38,333	-35.0	-37.1

Earnings per common share:
Basic	$0.12	$0.21	$0.22	-42.9	-45.5
Diluted	$0.12	$0.21	$0.22	-42.9	-45.5

Non-GAAP Operating Results:
Operating net income available to common stockholders:
Net income available to common stockholders	24,122	$37,111	$38,333
Merger, acquisition and severance costs, net of tax	16,529	991	0
Impairment charge on other assets, net of tax	1,680	0	0
Gain on redemption of trust preferred securities, net of tax	(1,574)	0	0
Operating net income available to common stockholders	40,757	$38,102	$38,333	7.0	6.3

Operating diluted earnings per common share:
Diluted earnings per common share	$0.12	$0.21	$0.22
Effect of merger, acquisition and severance costs, net of tax	0.09	0.01	0.00
Effect of impairment charge on other assets, net of tax	0.01	0.00	0.00
Effect of gain on redemption of trust preferred securities, net of tax	(0.01)	0.00	0.00
Operating diluted earnings per common share	$0.21	$0.22	$0.22	-4.5	-4.5

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				Percent Variance
				1Q16 -	1Q16 -
Balance Sheet (at period end)	1Q16	4Q15	1Q15	4Q15	1Q15
Assets
Cash and due from banks	$260,426	$207,399	$191,347	25.6	36.1
Interest bearing deposits with banks	85,519	281,720	42,899	-69.6	99.3
Cash and cash equivalents	345,945	489,119	234,246	-29.3	47.7
Securities available for sale	2,099,343	1,630,567	1,537,080	28.7	36.6
Securities held to maturity	1,776,020	1,637,061	1,513,204	8.5	17.4
Residential mortgage loans held for sale	7,683	4,781	4,621	60.7	66.3
Loans and leases, net of unearned income	14,165,599	12,190,440	11,404,099	16.2	24.2
Allowance for credit losses	(147,800)	(142,012)	(128,499)	4.1	15.0
Net loans and leases	14,017,799	12,048,428	11,275,600	16.3	24.3
Premises and equipment, net	208,672	159,080	169,859	31.2	22.9
Goodwill	1,006,934	833,086	829,726	20.9	21.4
Core deposit and other intangible assets, net	80,116	45,644	45,520	75.5	76.0
Bank owned life insurance	310,106	308,192	303,102	0.6	2.3
Other assets	471,906	401,704	365,890	17.5	29.0
Total Assets	$20,324,524	$17,557,662	$16,278,848	15.8	24.9

Liabilities
Deposits:
Non-interest bearing demand	$3,896,782	$3,059,949	$2,728,599	27.3	42.8
Interest bearing demand	6,512,461	5,311,589	4,724,985	22.6	37.8
Savings	2,291,656	1,786,459	1,763,275	28.3	30.0
Certificates and other time deposits	2,689,584	2,465,466	2,589,184	9.1	3.9
Total Deposits	15,390,483	12,623,463	11,806,043	21.9	30.4
Short-term borrowings	1,563,888	2,048,896	1,740,500	-23.7	-10.1
Long-term borrowings	657,445	641,480	541,474	2.5	21.4
Other liabilities	194,687	147,641	135,555	31.9	43.6
Total Liabilities	17,806,503	15,461,480	14,223,572	15.2	25.2

Stockholders' Equity
Preferred Stock	106,882	106,882	106,882	0.0	0.0
Common stock	2,112	1,766	1,763	19.6	19.8
Additional paid-in capital	2,214,959	1,808,210	1,805,991	22.5	22.6
Retained earnings	242,045	243,217	193,461	-0.5	25.1
Accumulated other comprehensive loss	(33,651)	(51,133)	(34,980)	-34.2	-3.8
Treasury stock	(14,326)	(12,760)	(17,841)	12.3	-19.7
Total Stockholders' Equity	2,518,021	2,096,182	2,055,276	20.1	22.5
Total Liabilities and Stockholders' Equity	$20,324,524	$17,557,662	$16,278,848	15.8	24.9

Selected average balances
Total assets	$18,916,639	$17,076,285	$16,147,232	10.8	17.2
Earning assets	16,898,563	15,232,868	14,347,872	10.9	17.8
Interest bearing deposits with banks	123,445	53,777	75,707	129.6	63.1
Securities	3,526,198	3,155,624	2,983,753	11.7	18.2
Residential mortgage loans held for sale	6,128	9,182	4,833	-33.3	26.8
Loans and leases, net of unearned income	13,242,792	12,014,285	11,283,579	10.2	17.4
Allowance for credit losses	142,943	139,571	128,697	2.4	11.1
Goodwill and intangibles	974,672	879,039	876,196	10.9	11.2
Deposits and customer repurchase agreements (6)	14,494,799	13,066,736	12,362,558	10.9	17.2
Short-term borrowings	1,260,466	1,102,887	1,053,938	14.3	19.6
Long-term borrowings	648,490	640,573	541,549	1.2	19.7
Total stockholders' equity	2,329,715	2,099,591	2,040,261	11.0	14.2
Preferred stockholders' equity	106,882	106,882	106,882	0.0	0.0

Common stock data
Average diluted shares outstanding	194,877,922	176,906,938	175,825,976	10.2	10.8
Period end shares outstanding	209,733,291	175,441,670	174,691,702	19.5	20.1
Book value per common share	$11.50	$11.34	$11.15	1.4	3.1
Tangible book value per common share (4)	$6.36	$6.38	$6.18	-0.4	2.8
Dividend payout ratio (common)	104.86%	57.08%	54.76%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				Percent Variance
				1Q16 -	1Q16 -
	1Q16	4Q15	1Q15	4Q15	1Q15
Performance ratios
Return on average equity	4.51%	7.39%	8.02%
Return on average tangible equity (2) (4)	8.32%	13.20%	14.57%
Return on average tangible common equity (2) (4)	8.39%	13.75%	15.27%
Return on average assets	0.56%	0.91%	1.01%
Return on average tangible assets (3) (4)	0.63%	1.00%	1.12%
Net interest margin (FTE) (1)	3.40%	3.38%	3.48%
Yield on earning assets (FTE) (1)	3.76%	3.73%	3.81%
Cost of interest-bearing liabilities	0.48%	0.45%	0.41%
Cost of funds	0.38%	0.36%	0.33%
Efficiency ratio (FTE) (1) (5)	56.38%	56.32%	56.60%
Effective tax rate	31.20%	30.81%	29.61%

Capital ratios
Equity / assets (period end)	12.39%	11.94%	12.63%
Leverage ratio	8.50%	8.14%	8.29%
Tangible equity / tangible assets (period end) (4)	7.48%	7.35%	7.70%
Tangible common equity / tangible assets (period end) (4)	6.93%	6.71%	7.01%

Balances at period end
Loans and Leases:
Commercial real estate	$5,253,660	$4,109,056	$3,817,189	27.9	37.6
Commercial and industrial	3,046,267	2,601,722	2,397,731	17.1	27.0
Commercial leases	202,605	204,553	180,207	-1.0	12.4
Commercial loans and leases	8,502,532	6,915,331	6,395,127	23.0	33.0
Direct installment	1,790,802	1,706,636	1,653,621	4.9	8.3
Residential mortgages	1,531,379	1,395,971	1,299,097	9.7	17.9
Indirect installment	1,025,727	996,729	905,204	2.9	13.3
Consumer LOC	1,261,493	1,137,255	1,108,418	10.9	13.8
Other	53,666	38,518	42,632	39.3	25.9
Total loans and leases	$14,165,599	$12,190,440	$11,404,099	16.2	24.2

Deposits:
Non-interest bearing deposits	$3,896,782	$3,059,949	$2,728,599	27.3	42.8
Interest bearing demand	6,512,461	5,311,589	4,724,985	22.6	37.8
Savings	2,291,656	1,786,459	1,763,275	28.3	30.0
Certificates of deposit and other time deposits	2,689,584	2,465,466	2,589,184	9.1	3.9
Total deposits	15,390,483	12,623,463	11,806,043	21.9	30.4
Customer repurchase agreements (6)	297,562	266,732	757,279	11.6	-60.7
Total deposits and customer repurchase agreements (6)	$15,688,045	$12,890,195	$12,563,322	21.7	24.9

Average balances
Loans and Leases:
Commercial real estate	$4,751,188	$4,007,628	$3,781,741	18.6	25.6
Commercial and industrial	2,823,995	2,546,539	2,357,873	10.9	19.8
Commercial leases	204,220	201,201	177,922	1.5	14.8
Commercial loans and leases	7,779,403	6,755,368	6,317,536	15.2	23.1
Direct installment	1,748,350	1,702,617	1,647,348	2.7	6.1
Residential mortgages	1,458,402	1,393,416	1,271,336	4.7	14.7
Indirect installment	1,006,943	983,028	894,709	2.4	12.5
Consumer LOC	1,205,762	1,134,005	1,109,672	6.3	8.7
Other	43,932	45,851	42,978	-4.2	2.2
Total loans and leases	$13,242,792	$12,014,285	$11,283,579	10.2	17.4

Deposits:
Non-interest bearing deposits	$3,449,230	$3,025,773	$2,637,405	14.0	30.8
Interest bearing demand	6,116,380	5,486,974	4,677,671	11.5	30.8
Savings	2,053,764	1,764,600	1,616,284	16.4	27.1
Certificates of deposit and other time deposits	2,576,387	2,510,203	2,600,551	2.6	-0.9
Total deposits	14,195,761	12,787,550	11,531,911	11.0	23.1
Customer repurchase agreements (6)	299,038	279,186	830,647	7.1	-64.0
Total deposits and customer repurchase agreements (6)	$14,494,799	$13,066,736	$12,362,558	10.9	17.2

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				Percent Variance
				1Q16 -	1Q16 -
Asset Quality Data	1Q16	4Q15	1Q15	4Q15	1Q15
Non-Performing Assets
Non-performing loans (7)
Non-accrual loans	$63,036	$49,897	$45,029	26.3	40.0
Restructured loans	21,453	22,028	22,022	-2.6	-2.6
Non-performing loans	84,489	71,925	67,051	17.5	26.0
Other real estate owned (8)	50,526	38,918	40,796	29.8	23.9
Total non-performing assets	$135,015	$110,843	$107,847	21.8	25.2

Non-performing loans / total loans and leases	0.60%	0.59%	0.59%
Non-performing loans / total originated loans and
and leases (9)	0.74%	0.64%	0.68%
Non-performing loans + OREO / total loans and
leases + OREO	0.95%	0.91%	0.94%
Non-performing loans + OREO / total originated
loans and leases + OREO (9)	1.18%	0.99%	1.08%
Non-performing assets / total assets	0.66%	0.63%	0.66%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (9)
Balance at beginning of period	$135,285	$129,619	$117,952	4.4	14.7
Provision for credit losses	12,840	12,387	9,066	3.7	41.6
Net loan charge-offs	(5,905)	(6,721)	(5,771)	-12.1	2.3
Allowance for credit losses (originated portfolio) (9)	142,220	135,285	121,247	5.1	17.3

Allowance for credit losses (acquired portfolio) (10)
Balance at beginning of period	6,727	6,564	7,974	2.5	-15.6
Provision for credit losses	(1,072)	277	(930)	-487.0	15.3
Net loan charge-offs	(75)	(114)	208	-34.2	-136.1
Allowance for credit losses (acquired portfolio) (10)	5,580	6,727	7,252	-17.1	-23.1

Total allowance for credit losses	$147,800	$142,012	$128,499	4.1	15.0

Allowance for credit losses / total loans and leases	1.04%	1.16%	1.13%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (9)	1.26%	1.23%	1.22%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (7)	170.43%	190.64%	180.83%
Net loan charge-offs (annualized) / total average loans
and leases	0.18%	0.23%	0.20%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and
leases (9)	0.21%	0.25%	0.24%

Delinquency - Originated Portfolio (9)
Loans 30-89 days past due	$36,711	$46,683	$34,042	-21.4	7.8
Loans 90+ days past due	6,120	6,864	6,543	-10.8	-6.5
Non-accrual loans	61,997	48,934	45,029	26.7	37.7
Total past due and non-accrual loans	$104,828	$102,481	$85,614	2.3	22.4

Total past due and non-accrual loans / total originated loans	0.93%	0.93%	0.86%

Memo item:
Delinquency - Acquired Portfolio (10) (11)
Loans 30-89 days past due	$44,651	$15,034	$19,854	197.0	124.9
Loans 90+ days past due	47,913	29,878	35,906	60.4	33.4
Non-accrual loans	1,039	963	0	n/m	n/m
Total past due and non-accrual loans	$93,603	$45,875	$55,760	104.0	67.9

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

		1Q16			4Q15
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$123,445	$117	0.38%	$53,777	$27	0.20%
Taxable investment securities (12)	3,254,474	16,493	2.03%	2,916,736	14,891	2.04%
Non-taxable investment securities (13)	271,724	3,092	4.55%	238,888	2,830	4.74%
Residential mortgage loans held for sale	6,128	77	5.06%	9,182	125	5.47%
Loans and leases (13) (14)	13,242,792	138,438	4.20%	12,014,285	125,005	4.14%
Total Interest Earning Assets (13)	16,898,563	158,217	3.76%	15,232,868	142,878	3.73%
Cash and due from banks	248,949			239,159
Allowance for loan losses	(142,943)			(139,571)
Premises and equipment	191,543			161,338
Other assets	1,720,527			1,582,491
Total Assets	$18,916,639			$17,076,285

Liabilities
Deposits:
Interest-bearing demand	$6,116,380	3,456	0.23%	$5,486,974	2,480	0.18%
Savings	2,053,764	364	0.07%	1,764,600	224	0.05%
Certificates and other time	2,576,387	5,666	0.88%	2,510,203	5,470	0.86%
Customer repurchase agreements	299,038	180	0.24%	279,186	133	0.19%
Other short-term borrowings	1,260,466	2,181	0.69%	1,102,887	1,593	0.57%
Long-term borrowings	648,490	3,553	2.20%	640,573	3,548	2.20%
Total Interest Bearing Liabilities (13)	12,954,525	15,400	0.48%	11,784,423	13,448	0.45%
Non-interest bearing demand deposits	3,449,230			3,025,773
Other liabilities	183,169			166,498
Total Liabilities	16,586,924			14,976,694
Stockholders' equity	2,329,715			2,099,591
Total Liabilities and Stockholders' Equity	$18,916,639			$17,076,285

Net Interest Earning Assets	$3,944,038			$3,448,445

Net Interest Income (FTE)		142,817			129,430
Tax Equivalent Adjustment		(2,463)			(2,097)
Net Interest Income		$140,354			$127,333

Net Interest Spread			3.28%			3.28%
Net Interest Margin (13)			3.40%			3.38%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

		1Q15
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$75,707	$32	0.17%
Taxable investment securities (12)	2,815,252	14,214	2.02%
Non-taxable investment securities (13)	168,501	2,116	5.02%
Residential mortgage loans held for sale	4,833	63	5.22%
Loans and leases (13) (14)	11,283,579	118,727	4.26%
Total Interest Earning Assets (13)	14,347,872	135,152	3.81%
Cash and due from banks	194,598
Allowance for loan losses	(128,697)
Premises and equipment	168,586
Other assets	1,564,873
Total Assets	$16,147,232

Liabilities
Deposits:
Interest-bearing demand	$4,677,671	1,894	0.16%
Savings	1,616,284	173	0.04%
Certificates and other time	2,600,551	5,382	0.84%
Customer repurchase agreements	830,646	456	0.22%
Other short-term borrowings	1,053,939	1,312	0.50%
Long-term borrowings	541,549	2,231	1.68%
Total Interest Bearing Liabilities (13)	11,320,640	11,448	0.41%
Non-interest bearing demand deposits	2,637,405
Other liabilities	148,926
Total Liabilities	14,106,971
Stockholders' equity	2,040,261
Total Liabilities and Stockholders' Equity	$16,147,232

Net Interest Earning Assets	$3,027,232

Net Interest Income (FTE)		123,704
Tax Equivalent Adjustment		(1,783)
Net Interest Income		$121,921

Net Interest Spread			3.40%
Net Interest Margin (13)			3.48%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES
We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding
F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B.
Corporation's reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation's financial statements.

	1Q16	4Q15	1Q15
Return on average tangible equity (2):
Net income (annualized)	$105,101	$155,211	$163,614
Amortization of intangibles, net of tax (annualized)	8,404	6,965	7,021
	113,505	162,176	170,635

Average total shareholders' equity	2,329,715	2,099,591	2,040,261
Less: Average intangibles	(965,595)	(870,842)	(869,286)
	1,364,120	1,228,749	1,170,975

Return on average tangible equity (2)	8.32%	13.20%	14.57%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$97,020	$147,235	$155,461
Amortization of intangibles, net of tax (annualized)	8,404	6,965	7,021
	105,424	154,200	162,482

Average total stockholders' equity	2,329,715	2,099,591	2,040,261
Less: Average preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: Average intangibles	(965,595)	(870,842)	(869,286)
	1,257,238	1,121,867	1,064,093

Return on average tangible common equity (2)	8.39%	13.74%	15.27%

Return on average tangible assets (3):
Net income (annualized)	$105,101	$155,211	$163,614
Amortization of intangibles, net of tax (annualized)	8,404	6,965	7,021
	113,505	162,176	170,635

Average total assets	18,916,639	17,076,285	16,147,232
Less: Average intangibles	(965,595)	(870,842)	(869,286)
	17,951,044	16,205,443	15,277,946

Return on average tangible assets (3)	0.63%	1.00%	1.12%

Tangible book value per share:
Total shareholders' equity	$2,518,021	$2,096,182	$2,055,276
Less: preferred shareholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(1,077,809)	(869,809)	(868,257)
	1,333,330	1,119,491	1,080,137

Ending shares outstanding	209,733,291	175,441,670	174,691,702

Tangible book value per share	$6.36	$6.38	$6.18

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	1Q16	4Q15	1Q15
Tangible equity / tangible assets (period end):
Total shareholders' equity	$2,518,021	$2,096,182	$2,055,276
Less: intangibles	(1,077,809)	(869,809)	(868,257)
	1,440,212	1,226,373	1,187,019

Total assets	20,324,524	17,557,662	16,278,848
Less: intangibles	(1,077,809)	(869,809)	(868,257)
	19,246,713	16,687,853	15,410,591

Tangible equity / tangible assets (period end)	7.48%	7.35%	7.70%

Tangible common equity / tangible assets (period end):
Total stockholders' equity	$2,518,021	$2,096,182	$2,055,276
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(1,077,809)	(869,809)	(868,257)
	1,333,330	1,119,491	1,080,137

Total assets	20,324,524	17,557,662	16,278,848
Less: intangibles	(1,077,809)	(869,809)	(868,257)
	19,246,715	16,687,853	15,410,591

Tangible common equity / tangible assets (period end)	6.93%	6.71%	7.01%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income excluding amortization of intangibles by average equity less average intangibles. Return on average tangible common equity is calculated by dividing net income available to common shareholders excluding amortization of intangibles by average common equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income excluding amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense and merger, acquisition and severance-related costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less securities and non-recurring gains.
(6)	Customer repos are included in short-term borrowings on the balance sheet.
(7)	Does not include loans acquired at fair value ("acquired portfolio").
(8)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(9)	"Originated Portfolio" or "Originated Loans and Leases" equals loans and leases not included by definition in the Acquired Portfolio.
(10)	"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009.
The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.
(11)	Represents contractual balances.
(12)	The average balances and yields earned on taxable investment securities are based on historical cost.
(13)	The interest income amounts are reflected on a FTE basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented. The yields on earning assets and the net interest margin are presented on an FTE and annualized basis. The rates paid on interest-bearing liabilities are also presented on an annualized basis.
(14)	Average balances for loans include non-accrual loans. Loans and leases consist of average total loans and leases less average unearned income. The amount of loan fees included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor Contact: Matthew Lazzaro, 724-983-4254, 412-216-2510 (cell), Lazzaro@fnb-corp.com; Media Contact: Jennifer Reel, 724-983-4856, 724-699-6389 (cell), Reel@fnb-corp.com